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                                                               Exhibit No. 10.22

               FIRST AMENDMENT TO THE CHANGE OF CONTROL AGREEMENT

This First Amendment to Change of Control Agreement (this "Amendment") effective as of August 1, 2001, (the "Effective Date") is entered into by and between Mcafee.com Corporation, a Delaware corporation having a principal office located at 535 Oakmead Parkway, Sunnyvale, California 94085 ("McAfee.com"), and Srivats Sampath ("Executive").

                                  WITNESSETH:

     WHEREAS, effective as of July 14, 2000, McAfee.com and Executive entered into that certain Change of Control Agreement (the "Agreement"), a true and correct copy of which was attached as Exhibit 10.17 to the Registration Statement on Form S-1 for McAfee.com filed with the Securities and Exchange Commission;

     WHEREAS, the parties desire to amend the Agreement in certain respects.

     NOW, THEREFORE, in exchange for the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to be legally bound as follows.

1. CONFIRMATION

     The Agreement is ratified and confirmed in accordance with its terms.

2. DEFINITIONS

     Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Agreement.

3. AMENDMENTS TO THE AGREEMENT

          3.1 Section 1(c), Definitions, "Change of Control" is amended to insert a new subsection (iv) which shall read as follows:

              "or (iv) the acquisition of all or substantially all of the issued and outstanding common stock of the Company by Network Associates, Inc. or a wholly owned subsidiary of Network Associates, Inc."

          3.2 Section 1(d), Definitions, "Good Reason" is amended to insert a new parenthetical after the words "materially less stature or responsibility" which shall read as follows:

              "(provided, however, that in the event of a Change of Control pursuant to Section 1(c)(iv), it shall not be considered a demotion, a material reduction or a material, adverse change hereunder if Executive is appointed to, and Executive accepts, the position of an


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          Executive Vice President or business unit President of Network
          Associates, Inc. reporting directly to the Chief Executive Officer of Network Associates, Inc.)"

     3.3 Section 15 is hereby amended by deleting the stated address of McAffee.com Corporation and inserting the following in lieu thereof:

                              "535 Oakmead Parkway
                          Sunnyvale, California 94085"

     3.4 Section 15 is further amended by adding the following: "Copies of any notices given hereunder shall be simultaneously given to:

                                Kent H. Roberts,
                  Executive Vice President and General Counsel
                            Network Associates, Inc.
                               13465 Midway Road
                              Dallas, Texas 75244"

4.   GENERAL

This Amendment is subject to all of the terms and conditions of the Agreement, as amended. The Agreement and each provision thereof shall continue in full force and effect unless specifically amended by this Amendment. In the event of a conflict between the Agreement and this Amendment, this Amendment shall control.

MCAFEE.COM CORPORATION

By:
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                                                      Srivats Sampath
Print Name:
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Title:
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